Exhibit 99

Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA  95131
Phone:   (408) 944-0800

Press Release

MICREL REPORTS 2011 FIRST QUARTER FINANCIAL RESULTS

•	First quarter revenues of $67.5 million decreased 10.8% on a sequential quarter basis
•	First quarter GAAP net income of $9.1 million, or $0.14 per diluted share compared to $0.22 in the prior quarter and $0.16 per diluted share in the first quarter of 2010
•	Non-GAAP earnings per diluted share of $0.16 compared to $0.23 in the prior quarter and $0.17 in first quarter in 2010
•	First quarter gross margin of 56.1%, up from 55.8% in the prior quarter and 55.4% in the first quarter of 2010
•	First quarter cash provided by operating activities of $15.5 million
•	First quarter book-to-bill improved from prior quarter but remained slightly below one
•	Dividend approved by Micrel’s Board of Directors at $0.035 per share

San Jose, CA, April. 21, 2011 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the first quarter ended March 31, 2011.

First quarter revenues of $67.5 million decreased by $8.1 million, or 10.8 percent, from $75.6 million in the fourth quarter of 2010.  The larger than expected sequential reduction in revenue was mainly due to lower demand in the communications end markets from a customer manufacturing smartphone and tablet devices. The Company also experienced lower overall demand across multiple end markets due to supply chain disruptions from the crisis in Japan and further inventory reductions by sell-in (POP) channel partners.   Compared to the same period last year, first quarter 2011 revenues were higher by $0.3 million.

 Micrel Reports 2011 First Quarter Financial Results
April 21, 2011

First quarter 2011 GAAP net income of $9.1 million, or $0.14 per diluted share, compares to fourth quarter 2010 GAAP net income of $13.7 million, or $0.22 per diluted share, and GAAP net income of $9.7 million, or $0.16 per diluted share in the same period in 2010.  First quarter 2011 non-GAAP net income of $9.9 million, or $0.16 per diluted share, compares to fourth quarter 2010 non-GAAP net income of $14.5 million, or $0.23 per diluted share, and non-GAAP net income of $10.4 million, or $0.17 per diluted share in the same period in 2010.  A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.  Non-GAAP results exclude the impact of stock-based compensation expense and the related tax effects.

Commenting on the first quarter performance, Micrel’s President and CEO Ray Zinn said, “In addition to the normal seasonal weakness in demand in the first quarter, we encountered several challenges that resulted in a slower than expected start in 2011.  As we announced earlier this month, our top line results were impacted by an unanticipated reduction in sales to a Korean wireless handset and consumer electronic device manufacturer which moderated product deliveries during the quarter to control inventory levels.  The Company also experienced a reduction in overall demand towards the end of the quarter related to disruptions in the worldwide electronics supply chain as a result of the earthquake and tsunami in Japan in March.”

“Operationally, I continue to be pleased with our execution.  Despite the lower revenues, first quarter gross margin of 56.1 percent increased from the previous quarter primarily due to a richer product mix.  While we continue to carefully manage operating expenses, our commitment to new product development is paying off as evidenced by the ongoing growth in design wins and new product introductions.  As we had anticipated our first quarter book-to-bill ratio was below one, but showed a nice improvement compared to the previous quarter.  Importantly, our business continues to generate a significant amount of cash.  Cash flow from operating activities was $15.5 million in the quarter, helping our cash, cash equivalents and short term investments balance grow to nearly $122 million, or $1.93 per diluted share.  Our strong balance sheet provides Micrel with significant financial flexibility to enhance long-term shareholder value.  In addition to maintaining our quarterly cash dividend, during the first quarter we repurchased 433,671 shares of Micrel common stock for a total of $5.8 million.”

Micrel Reports 2011 First Quarter Financial Results
April 21, 2011

Outlook

Mr. Zinn continued, “The crisis in Japan will likely continue to impact the semiconductor industry through the first half of the year.  While the Japanese markets represents only about 5 to 7 percent  of our overall net sales, the uncertainty associated with the Japan crisis on the supply chain and customer concerns in the current environment make near term forecasting difficult.  However, we currently expect sequential top line growth in the second quarter.  Our second quarter beginning direct backlog is higher by approximately 8 percent than it was entering the first quarter and overall customer demand through the first three weeks of April is improving.  Our design win momentum continues to remain strong and our new products are gaining good acceptance in the marketplace.”

Based upon current backlog levels and demand estimates, the Company projects second quarter 2011 revenues will increase by a range of 3 percent to 8 percent on a sequential basis.  Gross profit margin is expected to be approximately 56 percent.  In addition, the Company estimates that second quarter 2011 GAAP net income will be approximately $0.14 to $0.17 per diluted share.

Dividend

The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.035 per share of common stock.  The payment of this dividend will be made on May 25, 2011, to shareholders of record as of May 11, 2011.

Conference Call

The Company will host a conference call at 4:30 p.m. eastern time (1:30 p.m. Pacific time), on April 21, 2011.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Ray Wallin will present an overview of the 2011 first quarter financial results, discuss current business conditions and then respond to questions.

The call is available, live, to any interested party, on a listen only basis, by dialing (866) 551-3680 and entering the participant code 1110964 followed by the # key.  For international callers, please dial (212) 401-6760 and enter the participant code 1110964 followed by the # key.  A live webcast will also be available at the ‘Investors’ section of Micrel’s website at: www.micrel.com.  An audio replay of the conference call will be available through April 28, 2011, by dialing (866) 551-4520 or (212) 401-6750 and entering the participant code 271741 followed by the # key.  The webcast replay will also be available on the Company’s website.

Micrel Reports 2011 First Quarter Financial Results
April 21, 2011

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, near-term and long-term impact of the earthquake and tsunami crisis in Japan and the nature and extent of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; supply chain and demand impact of the crisis in Japan, the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections.  For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

 Micrel Reports 2011 First Quarter Financial Results
April 21, 2011

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, proxy contest expenses, restructuring and impairment charges or credits, other income related to litigation settlements and their respective related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

About Micrel

Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.  For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: www.micrel.com.

-Financial Tables to Follow-

Micrel Reports 2011 First Quarter Financial Results
April 21, 2011

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Net revenues	$67,494	$75,637	$67,192
Cost of revenues*	29,645	33,403	29,973
Gross profit	37,849	42,234	37,219
Operating expenses:
Research and development*	12,521	11,677	11,373
Selling, general and administrative*	12,091	11,852	10,898
Total operating expenses	24,612	23,529	22,271
Income from operations	13,237	18,705	14,948
Other income (expense):
Interest income	190	150	144
Interest expense	(16)	(32)	(78)
Other income	39	34	41
Total other income	213	152	107
Income before income taxes	13,450	18,857	15,055
Provision for income taxes	4,385	5,136	5,344
Net income	$9,065	$13,721	$9,711

Net income per share:
Basic	$0.15	$0.22	$0.16
Diluted	$0.14	$0.22	$0.16

Shares used in computing per share amounts:
Basic	61,845	61,501	62,346
Diluted	63,078	62,559	62,548

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$242	$209	$208
Research and development	526	499	426
Selling, general and administrative	605	580	458

Micrel Reports 2011 First Quarter Financial Results
April 21, 2011

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

GAAP Net income	$9,065	$13,721	$9,711
Adjustments to GAAP net income:
Stock-based compensation included in:
Cost of revenues	242	209	208
Research and development	526	499	426
Selling, general and administrative	605	580	458
Tax effect of adjustments to GAAP income	(543)	(549)	(372)
Total Adjustments to GAAP net income	830	739	720
Non-GAAP income**	$9,895	$14,460	$10,431

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	61,845	61,501	62,346
Diluted*	63,378	62,823	62,869

GAAP income per share - Basic	$0.15	$0.22	$0.16
Total Adjustments to GAAP net income	$0.01	$0.02	$0.01
Non-GAAP income per share - Basic	$0.16	$0.24	$0.17

GAAP income per share - Diluted	$0.14	$0.22	$0.16
Total Adjustments to GAAP net income	$0.02	$0.01	$0.01
Non-GAAP income per share - Diluted*	$0.16	$0.23	$0.17

* Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

** Non-GAAP results are reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, proxy contest expenses, equipment impairment, restructuring charges or credits, other income related to litigation settlements and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

Micrel Reports 2011 First Quarter Financial Results
April 21, 2011

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$121,597	$109,235
Accounts receivable, net	32,987	34,131
Inventories	36,255	36,709
Income taxes receivable	3,504	6,547
Deferred income taxes	24,871	25,022
Other current assets	2,963	2,718
Total current assets	222,177	214,362

LONG-TERM INVESTMENTS	12,023	12,166
PROPERTY, PLANT AND EQUIPMENT, NET	63,851	64,517
INTANGIBLE ASSETS, NET	192	255
DEFERRED INCOME TAXES	9,232	9,740
OTHER ASSETS	1,432	1,413
TOTAL	$308,907	$302,453

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,192	$19,672
Deferred income on shipments to distributors	37,979	38,646
Current portion of Long-term debt	714	2,857
Other current liabilities	11,312	11,973
Total current liabilities	67,197	73,148

LONG-TERM DEBT	-	-
LONG-TERM TAXES PAYABLE	6,018	5,664

SHAREHOLDERS' EQUITY:
TOTAL SHAREHOLDERS' EQUITY	235,692	223,641
TOTAL	$308,907	$302,453